Exhibit (a)(1)(C)

Open Offer

Letter of Transmittal

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ACTION. If you are in any doubt about what action to take, we recommend that you immediately consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.

If you have sold all your American Depositary Shares (“ADSs”) of Satyam Computer Services Limited (the “Company”), please send this ADS Letter of Transmittal, together with the accompanying documents as soon as possible to the purchaser or to the stockbroker, bank or other agent through whom the sale was effected for transmission to the purchaser.

This document should be read in conjunction with the Letter of Offer dated as of June 4, 2009 (the “Letter of Offer”). The definitions used in the Letter of Offer apply in this ADS Letter of Transmittal. All terms and conditions contained in the Letter of Offer applicable to the Offer (as defined in the Letter of Offer) for ADSs are deemed to be incorporated in and form part of this ADS Letter of Transmittal.

ADS LETTER OF TRANSMITTAL

To Tender American Depositary Shares Evidenced by American Depositary Receipts

(Each ADS Representing Two Shares)

of

SATYAM COMPUTER SERVICES LIMITED

at

Rs. 58 per Share

Pursuant to the Letter of Offer dated as of June 4, 2009

by

VENTURBAY CONSULTANTS PRIVATE LIMITED

a subsidiary of

TECH MAHINDRA LIMITED

THE OFFER, PRORATION AND WITHDRAWAL RIGHTS WILL EXPIRE AT 7:00 A.M.,

(NEW YORK CITY TIME) ON JULY 1, 2009

THE ADS TENDER AGENT FOR THE OFFER IS:

CITIBANK, N.A.

By Mail:	By Hand:	By Overnight Courier:
Citibank, N.A. Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Citibank, N.A. Corporate Actions 250 Royall Street ATTN.: Suite V Canton, MA 02021	Citibank, N.A. Corporate Actions 250 Royall Street ATTN.: Suite V Canton, MA 02021

You may contact the ADS Tender Agent by phone at 1-800-308-7887 for questions related to the process for tender of your ADSs.

Delivery of the ADS Letter of Transmittal to an address other than as set forth above, will not constitute a valid delivery. Delivery of this ADS Letter of Transmittal to the Company or to the Depository Trust Company (“DTC”) will not constitute valid delivery to the ADS Tender Agent. The instructions accompanying this ADS Letter of Transmittal should be read carefully before the ADS Letter of Transmittal is completed. You must sign this ADS Letter of Transmittal in the appropriate space provided therefor and complete the Substitute Form W-9. See Instruction 10 of this ADS Letter of Transmittal.

Satyam Computer Services Limited

THIS ADS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TENDERING ADSs IN THE FORM OF CERTIFICATED AMERICAN DEPOSITARY RECEIPT(S) (“ADRs”) TO THE ADS TENDER AGENT. DO NOT USE THIS ADS LETTER OF TRANSMITTAL FOR TENDERING SHARES OR ADSs HELD IN BOOK-ENTRY FORM.

This ADS Letter of Transmittal cannot be used to tender Shares, par value Rs. 2 per share (“Shares”), of Satyam Computer Services Limited, except insofar as the Shares are represented by ADSs evidenced by ADR(s). If you hold Shares which are not represented by ADSs, you can obtain from the Registrar at the address and telephone number indicated on the cover of the Letter of Offer a Form of Acceptance-cum-Acknowledgement for tendering those Shares into the Offer. See Instruction 8 of this ADS Letter of Transmittal.

This ADS Letter of Transmittal is to be used only if ADRs evidencing ADSs are to be forwarded herewith. All ADS Letters of Transmittal, ADRs evidencing ADSs and other required documents delivered to Citibank, N.A. (the “ADS Tender Agent”) by holders of ADSs will be deemed (without any further action by the ADS Tender Agent) to constitute acceptance by such holders of the Offer with respect to such ADSs (and the Shares represented thereby), subject to the terms and conditions set forth in the Letter of Offer, including any supplements or amendments thereto, and this ADS Letter of Transmittal.

In the event of an inconsistency between the terms and procedures in this ADS Letter of Transmittal and the Letter of Offer, the terms and procedures in the Letter of Offer shall govern.

BOX 1: DESCRIPTION OF ADSs TENDERED
Name(s), address(es) and daytime phone number(s) of registered holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on ADRs))	ADSs tendered (attach additional list if necessary) (1)
	ADR Serial Number(s)	Number of ADSs Represented by ADRs	Number of ADSs Tendered

Total Number of ADSs Tendered

(1)	Unless otherwise indicated, it will be assumed that all ADSs delivered to the ADS Tender Agent are being tendered. See Instruction 4. You must complete Box 4 in accordance with the instructions set out therein and, if appropriate, Boxes 2 and 3.

Holders of ADRs must deliver their ADRs and all other documents required by this ADS Letter of Transmittal to the ADS Tender Agent or complete the procedures for book-entry transfer on or prior to the expiration of the Offer. See Instruction 2 of this ADS Letter of Transmittal.

Open Offer

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To: Citibank, N.A., as ADS Tender Agent:

The undersigned hereby instructs the ADS Tender Agent to accept the Offer on behalf of the undersigned with respect to the above described ADSs (which expression shall in this ADS Letter of Transmittal, except where the context otherwise requires, be deemed to include, without limitation, the Shares represented thereby), subject to the terms and conditions set forth in the Letter of Offer, any supplements or amendments thereto, and this ADS Letter of Transmittal. The undersigned hereby acknowledges that delivery of this ADS Letter of Transmittal and of the ADRs and other required documents delivered to the ADS Tender Agent in connection herewith will be deemed (without any further action by the ADS Tender Agent) to constitute acceptance of the Offer by the undersigned with respect to such ADRs, subject to the rights of withdrawal set forth in Section VIII of the Letter of Offer titled “Procedure for Acceptance and Settlement” and the terms and conditions set forth in this ADS Letter of Transmittal. See Instruction 11 of this ADS Letter of Transmittal.

The undersigned understands that acceptance of the Offer by the undersigned pursuant to the procedures described herein and in the Instructions hereto will constitute a binding agreement between the undersigned and Venturbay Consultants Private Limited (the “Acquirer”) upon the terms and subject to the conditions of the Offer.

The undersigned hereby delivers ADRs to the ADS Tender Agent for tender of the underlying Shares to the Acquirer, in accordance with the terms and conditions of the Letter of Offer, including any supplements or amendments thereto, and this ADS Letter of Transmittal.

Upon the terms of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extensions or amendments), the undersigned hereby:

(i)	sells, assigns and transfers to the Acquirer all right, title and interest in and to all of the Shares represented by ADSs being tendered hereby (and any and all other securities or rights issued or issuable in respect of such ADSs); and

(ii)	irrevocably constitutes and appoints the ADS Tender Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such ADSs (and any such other securities or rights), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver ADRs for such ADSs (and any such other securities or rights issued or issuable in respect of such ADSs) or transfer the ownership of such ADSs (and any such other securities or rights issued or issuable in respect of such ADSs) on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Acquirer, and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of such ADSs (and any such other securities or rights issued or issuable in respect of such ADSs), all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares represented by ADSs evidenced by ADRs, which are tendered hereby to the ADS Tender Agent (and any and all other ADSs or other securities issued or issuable in respect thereof) and that when the same are purchased by the Acquirer, the Acquirer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, together with all rights now or hereafter attaching to them, including voting rights and rights to all dividends, other distributions and payments hereafter declared, made or paid, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the ADS Tender Agent or the Acquirer to be necessary or desirable to complete the sale, assignment and transfer of the Shares represented by ADSs evidenced by ADRs, which are tendered hereby (and any and all other securities or rights issued or issuable in respect of such ADSs).

Satyam Computer Services Limited

The undersigned agrees to ratify each and every act or action which may be done or effected by any director of, or other person nominated by, the Acquirer or their respective agents, as the case may be, in the exercise of any of his or her powers and/or authorities hereunder. The undersigned undertakes, represents and warrants that if any provision of this ADS Letter of Transmittal shall be unenforceable or invalid or shall not operate so as to afford the Acquirer or the ADS Tender Agent or their respective agents the benefit of the authority expressed to be given in this ADS Letter of Transmittal, the undersigned shall, with all practicable speed, do all such acts and actions and execute all such documents as may be required to enable the Acquirer or the ADS Tender Agent to secure the full benefits of this ADS Letter of Transmittal.

All authority herein conferred or agreed to be conferred and all undertakings, representations and warranties given pursuant to this ADS Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as otherwise stated in the Letter of Offer, this tender is irrevocable.

Unless otherwise indicated herein in Box 2: Special Issuance Instructions, the undersigned hereby instructs the Acquirer to cause the ADS Tender Agent to:

(i)	issue a check reflecting the purchase price for the Shares represented by ADSs that are accepted for purchase to the registered holder(s) appearing herein in Box 1: Description of ADSs Tendered for the ADSs, and/or

(ii)	return, or cause to be returned, any ADRs evidencing ADSs for which such ADSs were not validly tendered to the ADS Tender Agent or not otherwise accepted by the ADS Tender Agent for purchase, in the name(s) of the registered holder(s) appearing herein in Box 1: Description of ADSs Tendered.

Similarly, unless otherwise indicated herein in Box 3: Special Delivery Instructions, the undersigned hereby instructs the Acquirer to:

(i)	mail, or cause to be mailed, a check reflecting the purchase price for the Shares underlying the ADSs accepted for purchase to the registered holder(s) appearing herein in Box 1: Description of ADSs Tendered for the ADSs, and/or

(ii)	return, or cause to be returned, any ADRs evidencing ADSs for which such ADSs were not validly tendered to the ADS Tender Agent or not otherwise accepted for purchase (and accompanying documents, as appropriate), to the address(es) of the registered holder(s) appearing herein in Box 1: Description of ADSs Tendered.

In the event that both Box 2: Special Issuance Instructions and Box 3: Special Delivery Instructions are completed, the undersigned hereby instructs the Acquirer to:

(i)	(A) issue a check reflecting the purchase price for the Shares represented by ADSs that are accepted for purchase, and/or (B) return, or cause to be returned, any ADRs evidencing ADSs for which such ADSs were not validly tendered to the ADS Tender Agent or not otherwise accepted for purchase, in the name(s) of the person or persons so indicated; and

(ii)	(A) mail, or cause to be mailed, a check reflecting the purchase price for the Shares represented by the ADSs that are accepted for purchase, and/or (B) return, or cause to be returned, any ADRs evidencing any ADSs for which such ADSs were not validly tendered to the ADS Tender Agent or not otherwise accepted for purchase (and accompanying documents, as appropriate), to the address(es) of the person or persons so indicated.

Open Offer

The terms and conditions of the Offer contained in the Letter of Offer, as from time to time supplemented or amended, shall be deemed to be incorporated in, and form part of, this ADS Letter of Transmittal, which shall be read and construed accordingly. This ADS Letter of Transmittal shall not be considered complete and valid, and delivery of the consideration pursuant to the Offer shall not be made, until the ADRs being tendered to the ADS Tender Agent and all other required documentation have been received by the ADS Tender Agent as provided in the Letter of Offer and this ADS Letter of Transmittal.

Please note the following:

The Offer is open to all shareholders of the Company, except the Acquirer and Tech Mahindra Limited. Under Indian law, the Offer is for Shares only. ADS holders who wish to directly tender the Shares underlying their ADSs may instead withdraw the underlying Shares from the ADS facility and directly tender those Shares or follow the procedures herein and in the Letter of Offer with respect to tendering the ADSs to the ADS Tender Agent. Consequently, ADS holders are not permitted to directly tender ADSs. ADS holders who wish to participate in the Offer must tender their ADSs to the ADS Tender Agent who will cause the Shares underlying such holder’s ADSs to be tendered on such ADS holders’ behalf to the extent permitted by the proration calculation. See Paragraph 89 of the Letter of Offer.

It is expected that the Depositary or ADS Tender Agent will create an account equivalent to an escrow account (the “ADS Escrow Account”) to temporarily hold and delay the conversion of provisionally tendered ADSs in the ADS Escrow Account and the underlying Shares will be tendered in the Offer to the extent permitted by the proration calculation. Following the application of the proration and the subsequent acceptance of Shares in the Offer, the Depositary upon instruction of the ADS Tender Agent will cancel the ADSs to the extent of the acceptance under the Offer, and the ADS Tender Agent will return all unaccepted Shares in the form of ADSs deposited in the ADS Escrow Account to their respective holders and no fees will be assessed to holders for return of their ADSs.

BOX 2: SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 1, 5 and 6)	BOX 3: SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5 and 6)

To be completed ONLY if ADR(s) evidencing ADSs representing Shares that are not accepted for purchase and/or the check reflecting the purchase price for the Shares that are accepted for purchase are to be issued in the name of someone other than the registered holder(s) appearing herein in Box 1: Description of ADSs tendered.

To be completed ONLY if ADR(s) evidencing ADSs representing Shares that are not accepted for purchase and/or the check reflecting the purchase price of Shares that are accepted for purchase are to be mailed to an address other than the address appearing herein in Box 1: Description of ADSs Tendered.

Issue ☐ Check ☐ ADR Certificate(s) to:	Mail ☐ Check ☐ ADR Certificate(s) to:

Name:	Name:
(Please Print)	(Please Print)

Address:	Address:

(Include Zip Code)	(Include Zip Code)

(Tax Identification or Social Security No.) (See Substitute Form W-9 included herein)	(Tax Identification or Social Security No.) (See Substitute Form W-9 included herein)

Satyam Computer Services Limited

The undersigned hereby certifies that:

☐	it is a United States corporation;

☐	it is a United States person or entity other than a corporation; or

☐	it is a non-United States person or entity.

IF YOU ARE A NON-UNITED STATES PERSON OR ENTITY YOU MUST COMPLETE AND RETURN TO THE ADS TENDER AGENT THE INFORMATION REQUESTED AT THE BACK OF THIS ADS LETTER OF TRANSMITTAL UNDER “ATTENTION NON-UNITED STATES PERSONS OR ENTITIES.”

BOX 4: SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9 INCLUDED HEREIN
Signature(s) of Holder(s) (See guarantee requirement below)

Dated: , 2009

(Must be signed by registered holder(s) exactly as name(s) appear(s) on ADR Certificate(s). If signed by person(s) to whom the ADSs represented hereby have been assigned or transferred as evidenced by endorsement or stock powers transmitted herewith, the signatures must be guaranteed. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or any other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 5)

Name(s):

(Please Print)

Capacity (full title):

Address:

(Zip Code)

GUARANTEE OF SIGNATURE(S) (If required, See Instructions 1, 2 and 5)

Authorized Signature:

Named:
(Please Print)

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone Number

Dated: , 2009

Open Offer

INSTRUCTIONS

1.	Guarantee Of Signatures. Except as otherwise provided below, all signatures on this ADS Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange Medallion Program (“MSP”), or the Stock Exchanges Medallion Program (“SEMP”) or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) (each of the foregoing, an “Eligible Institution”). Signatures on this ADS Letter of Transmittal need not be guaranteed (a) if this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs tendered herewith and such holder(s) have not completed either Box 2: Special Issuance Instructions or Box 3: Special Delivery Instructions on this ADS Letter of Transmittal, or (b) if such ADSs are tendered to the ADS Tender Agent for the account of an Eligible Institution. See Instruction 5.

2.	Delivery of ADS Letter of Transmittal and ADSs. This ADS Letter of Transmittal is to be completed by ADS holders if ADRs are to be forwarded herewith. ADRs evidencing ADSs, a properly completed and duly executed ADS Letter of Transmittal with any required signature guarantees and any other documents required by this ADS Letter of Transmittal must be delivered to the ADS Tender Agent at one of its addresses set forth herein prior to the closing of the Offer on July 1, 2009 at 7:00 a.m. (New York City time) (the “Offer Closing Date”). If ADRs are forwarded to the ADS Tender Agent in multiple deliveries, a properly completed and duly executed ADS Letter of Transmittal must accompany each such delivery.

The method of delivery of ADRs and all other required documents is at the sole option and risk of the tendering holders of ADSs. ADRs will be deemed delivered only when actually received by the ADS Tender Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Alternatively, ADS holders may deliver their ADSs through book-entry transfer to an account maintained by the ADS Tender Agent at the Depository Trust Company (“DTC”) pursuant to the procedures for book-entry transfer set forth in the Letter of Offer under Section VIII “Procedure for Acceptance and Settlement.” In the case of such book-entry transfer, an Agent’s message (as defined in the Letter of Offer) must be received by the ADS Tender Agent prior to the Offer Closing Date.

No alternative, conditional or contingent tenders will be accepted, and no fractional Shares underlying the ADSs will be purchased. By executing this ADS Letter of Transmittal, all tendering ADS holders waive any right to receive any notice of the acceptance of their ADSs for payment.

3.	Inadequate Space. If the space provided herein is inadequate, the serial number of ADRs, the number of ADSs represented by such ADRs, the number of ADSs tendered and any other required information should be listed on a separate signed schedule attached hereto.

4.	Partial Tenders. If fewer than all of the ADSs evidenced by ADRs delivered to the ADS Tender Agent are to be tendered, fill in the number of ADSs which are to be tendered to the ADS Tender Agent in Box 1: Number of ADSs Tendered. In such case, a new ADR for the untendered ADSs represented by the old ADR will be sent to the person(s) signing this ADS Letter of Transmittal, unless otherwise provided in Box 3: Special Delivery Instructions on this ADS Letter of Transmittal, as soon as practicable after the date such ADSs are accepted for payment. All ADSs delivered to the ADS Tender Agent will be deemed to have been tendered unless otherwise indicated.

5.	Signatures on ADS Letter Of Transmittal, Stock Powers and Endorsements. If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without any alteration or change whatsoever. DO NOT SIGN THE BACK OF THE ADRs.

Satyam Computer Services Limited

If any of the ADSs tendered hereby to the ADS Tender Agent are owned of record by two or more joint owners, all such owners must sign this ADS Letter of Transmittal. If any of the ADSs tendered to the ADS Tender Agent pursuant to the Offer are registered in different names on several ADRs, it will be necessary to complete, sign and submit as many separate ADS Letters of Transmittal as there are different registrations of ADRs.

If this ADS Letter of Transmittal or any ADRs or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Acquirer of their authority to act must be submitted.

If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs listed and transmitted hereby, no endorsements of ADRs or separate stock powers are required unless ADSs (evidenced by ADRs) and/or delivery of ADRs for ADSs not tendered or accepted are to be issued to a person other than the registered holder(s). Signatures on such ADRs or stock power must be guaranteed by an Eligible Institution.

If this ADS Letter of Transmittal is signed by a person other than the registered holder(s) of the ADSs listed, the ADRs must be endorsed or accompanied by appropriate stock powers signed exactly as the name(s) of the registered holders) appear(s) on the ADRs evidencing such ADSs. Signatures on such ADRs or stock power must be guaranteed by an Eligible Institution.

6.	Special Issuance and Delivery Instructions. If (a) the check reflecting the purchase price for Shares underlying the ADSs accepted for purchase and/or Shares underlying the ADSs not accepted for purchase is or are to be issued in the name of a person other than the signer of the one indicated in Box 1: Description of ADS Tendered or (b) the check reflecting the purchase price for Shares underlying the ADSs accepted for purchase and/or Shares underlying the ADSs not accepted for purchase is or are to be mailed to an address other than the address indicated in Box 1: Description of ADSs Tendered, the appropriate Special Issuance Instructions (Box 2) and/or the Special Delivery Instructions (Box 3) on this ADS Letter of Transmittal should be completed. Holders of ADSs utilizing book-entry transfer are referred to the Letter of Offer for information regarding issuances, delivery and payment instructions.

7.	No Significant Condition of the Offer. There is no significant condition of the Offer. However, acceptance of the Shares tendered by non-resident Indians and overseas corporate bodies is subject to approval of the Reserve Bank of India. See Section VII of the Letter of Offer titled “Terms and Conditions of the Offer.”

8.	Holders of Shares; Requests for Assistance or Additional Copies. Holders of ADRs must use an ADS Letter of Transmittal in order to tender their ADSs to the ADS Tender Agent and accept the Offer unless such holders utilize book-entry transfer as noted. Holders of Shares may not tender their Shares pursuant to this ADS Letter of Transmittal except insofar as they are represented by ADSs evidenced by ADRs. Questions and requests for assistance or additional copies of the Letter of Offer may be directed to the Registrar at its address and telephone number set forth on the cover of the Letter of Offer. Holders of ADSs should direct their questions with respect to the tendering of ADSs, to the ADS Tender Agent at the address and phone number set forth on the cover page of this ADS Letter of Transmittal.

9.	Lost, Destroyed or Stolen ADRs. If any ADR(s) representing ADS(s) has been lost, destroyed or stolen, the holder should promptly notify the ADS Tender Agent calling 1-877-248-4237. The holder will then be instructed as to the steps that must be taken in order to replace the ADR(s). This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed ADRs have been complied with.

10.	Taxpayer Identification Number; 28% Backup Withholding; Substitute Form W-9. Under U.S. federal income tax law, a holder who tenders ADSs to the ADS Tender Agent (who then tenders the underlying Shares) pursuant to the Offer is required to provide the ADS Tender Agent with such holder’s correct taxpayer identification number (“TIN”) on Substitute Form W-9 and to certify that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN).

Open Offer

A holder who does not have a TIN may check the box in Part 3 of the Substitute Form W-9 if such holder has applied for a number or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the holder must also complete the “Certificate of Awaiting Taxpayer Identification Number” below in order to avoid backup withholding. If the box is checked, payments made will be subject to backup withholding unless the holder has furnished the ADS Tender Agent with his or her TIN within 60 days. A holder who checks the box in Part 3 in lieu of furnishing such holder’s TIN should furnish the ADS Tender Agent with such holder’s TIN as soon as it is received. For further information concerning backup withholding and instructions for completing the Substitute Form W-9, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, which are enclosed separately in the package of tender offer materials.

Under U.S. federal income tax law, payment of cash by the ADS Tender Agent may be subject to U.S. backup withholding tax at a 28% rate unless the holder establishes entitlement to an exemption. If backup withholding applies, the ADS Tender Agent is required to withhold 28% of any payments to be made to the holder. Backup withholding is not an additional U.S. federal income tax. Rather, the amount of any backup withholding will be applied to the U.S. federal income tax liability of persons subject to backup. If backup withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service (the “IRS”). The ADS Tender Agent cannot refund amounts withheld by reason of backup withholding. In order to avoid such backup withholding, each holder delivering ADSs to the ADS Tender Agent should complete and sign the Substitute Form W-9 included with this ADS Letter of Transmittal and either (a) provide Its TIN and certify, under penalties of perjury, that the TIN so provided is correct and that (i) the holder has not been notified by the IRS that the holder is subject to backup withholding as a result of failure to report all interest or, dividends, or (ii) the IRS has notified the holder that the holder is no longer subject to backup withholding; or (b) provide an adequate basis for an exemption. In general, if such holder is an individual, the TIN is his or her social security number. If the ADS Tender Agent is not provided with the correct TIN, such holder may be subject to a $50 penalty imposed by the IRS and payments that are made to such holder with respect to ADSs tendered and accepted pursuant to the Offer may be subject to backup withholding.

You should note that, in addition to U.S. backup withholding, you may be subject to the applicable tax withholding laws of India and, to the extent applicable, your home country, as described in more detail in the Letter of Offer in paragraphs 120 - 122. For non-United States holders for whom the Acquirer has determined in its sole discretion are entitled to a lower Indian withholding tax rate, the amount of any applicable Indian withholding tax is expected to be credited to an account in your name or on your behalf. For (i) non-United States holders for whom the Acquirer has determined in its sole discretion are not entitled to a lower Indian withholding rate and (ii) United States holders, the amount of any applicable Indian withholding tax is expected to be credited to an account in your name or on your behalf and you may be unable to reclaim any amount withheld. ADS holders are urged to consult their own tax advisors.

11.	Withdrawal Rights. Tenders of ADSs may be withdrawn at any time prior to 7:00 a.m., New York City time, on the Offer Closing Date.

For a withdrawal of a tender of ADSs to be effective, a written notice of withdrawal must be received by the ADS Tender Agent at the address set forth above prior to 7:00 a.m., New York City time, on the Offer Closing Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the ADSs to be withdrawn, (ii) contain a statement that such holder is withdrawing his or her election to have such ADSs tendered, (iii) be signed by the holder in the same manner as the original signature on the ADS Letter of Transmittal by which such ADSs were tendered (including any required signature guarantees), (iv) specify the ADSs to be withdrawn, if not all of the ADSs tendered by the holder, and (v) in the case of a tender by book-entry transfer, specify the name and number of the account at DTC to be credited with the withdrawn ADSs and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Acquirer, whose

Satyam Computer Services Limited

determination shall be final and binding on all parties. Any ADSs so withdrawn will be deemed not to have been validly tendered to the ADS Tender Agent for purposes of the Offer and no cash will be paid with respect thereto unless the ADSs so withdrawn are validly retendered. Properly withdrawn ADSs may be retendered by following the procedures described above at any time on or prior to 7:00 a.m., New York City time, on the Offer Closing Date. In addition, holders utilizing book-entry transfer should note that any ADSs that have been tendered but which are not accepted for payment for any reason will be credited into the ADS Tender Agent’s account at DTC pursuant to the book-entry transfer procedures set forth in Section VIII of the Letter of Offer titled “Procedure for Acceptance and Settlement,” and such ADSs will be credited to an account maintained with DTC for the ADSs as soon as practicable after withdrawal, rejection of tender or termination of the Offer.

Important: This ADS Letter of Transmittal, together with the ADRs evidencing the ADSs and all other required documents must be received by the ADS Tender Agent on or prior to the Offer Closing Date. In addition, holders utilizing book-entry transfer should note that an Agent’s Message, together with a confirmation of the book-entry transfer of ADSs into the ADS Tender Agent’s account at DTC must be received by the ADS Tender Agent on or prior to the Offer Closing Date.

TO ENSURE COMPLIANCE WITH UNITES STATES TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES IN THIS DOCUMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY HOLDERS, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE UNITED STATES INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM THEIR OWN INDEPENDENT TAX ADVISORS.

Open Offer

CITIBANK, N.A.
Name:
Please check the appropriate box indicating your status: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other		☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.):

City, state, and ZIP code:
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part 1 - PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number
	Part 2 - Certification -	Part 3 -
Under penalties of perjury, I certify that:

	(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);	Awaiting TIN ☐

(2)    I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding;

(3) I am a U.S. citizen or other U.S. person.

CITIBANK, N.A.’s Request for Taxpayer Identification Number (“TIN”)	Certification Instructions-You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2).
Signature Date
Name
(Please Print)

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature                                                                                                                                                          Date                     , 2009

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer—Social security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the name and SOCIAL SECURITY number of -	For this type of account:	Give the name and EMPLOYER IDENTIFICATION number of -

1. An individual’s account	The individual	6. Disregarded entity not owned by an individual	The owner

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	7. A valid trust, estate, or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title) (4)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	8. Corporate account or LLC electing corporate status	The corporation

4. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee (1)	9. Association, club, or other tax-exempt organization	The organization

5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)	10. Partnership or multi-member LLC not electing corporate status	The partnership

		11. A broker or registered nominee	The broker or nominee

		15. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show your individual name and you may also enter your business name. You may use either your social security number or employer identification number, if you have one, but the IRS encourages you to use your social security number.

(4)	List first and circle the name of the legal trust, estate, or pension trust.

Note:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for business and all other entities), or Form W-7 Application for IRS Individual Taxpayer Identification Number, at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9 if you do not have a taxpayer identification number, check the box marked “Awaiting TIN” in Part 3, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding

Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

Payees specifically exempted from backup withholding on ALL payments include the following:

1.	An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2.	The United States or any agency or instrumentality thereof.

3.	A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

4.	A foreign government or a political subdivision, agency or instrumentality thereof.

5.	An international organization or any agency or instrumentality thereof.

Other	payees that may be exempted from backup withholding on ALL payments include the following:

6.	A corporation.

7.	A foreign central bank of issue.

8.	A registered dealer in securities or commodities registered in the United States or a possession of the United States.

9.	A futures commission merchant registered with the Commodity Futures Trading Commission.

10.	A real estate investment trust.

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.	A common trust fund operated by a bank under section 584(a).

13.	A financial institution.

14.	A middleman known in the investment community as a nominee or custodian.

15.	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

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Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

•

Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (i) this interest is $600 or more, and (ii) the interest is paid in the course of the payer’s trade or business, and (iii) you have not provided your correct taxpayer identification number to the payer.

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX MARKED “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N.

Privacy Act Notices—Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the number whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

1)	Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2)	Failure to Report Certain Dividend and Interest Payments—If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to the failure.

3)	Civil Penalty for False Statements With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

4)	Criminal Penalty for Falsifying Information—If you willfully falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

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DO NOT COMPLETE THIS FORM IF YOU ARE A UNITED STATES PERSON OR ENTITY

ATTENTION NON-UNITED STATES PERSONS OR ENTITIES

If you are not a United States person or entity for tax purposes, and the country that you are a resident of for tax purposes has a treaty for the avoidance of double taxation with India, you may request that the Acquirer withhold taxes in India at a reduced rate to the extent allowed pursuant to such applicable treaty with India. In order for the Acquirer to consider withholding at such reduced rate pursuant to such treaty for the avoidance of double taxation in respect of your ADSs that you tender to the ADS Tender Agent, you must complete the information below and provide a valid tax residency certificate to the ADS Tender Agent at or prior to the expiration of the Offer Period. In addition, if you are not a United States person or entity for tax purposes, regardless of whether you are a resident of a country with which Indian has a treaty for the avoidance of double taxation, you must complete and return the attached W-8BEN to the ADS Tender Agent at or prior to the expiration of the offer period at the following address:

By Mail:	By Hand:	By Overnight Courier:

Citibank, N.A. Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Citibank, N.A. Corporate Actions 250 Royall Street ATTN.: Suite VCanton, MA 02021	Citibank, N.A. Corporate Actions 250 Royall Street ATTN.: Suite VCanton, MA 02021

If you timely provide the required documents described above relating to the treaty for the avoidance of double taxation and the Acquirer determines in its sole discretion that you are entitled to a lower Indian withholding tax rate, the Acquirer will withhold Indian tax at the rate applicable to Non-United States persons or entities taking into account such treaty for the avoidance of double taxation. Thereafter, the ADS Tender Agent shall first make payment of the proceeds to all non-United States holders, described in paragraph 120 of the Letter of Offer. Then, the ADS Tender Agent will separately pay, by check, in accordance with the Acquirer’s instructions to such non-United States holders whom the Acquirer had determined in its sole discretion are entitled to a lower Indian withholding tax rate, the difference (with respect to the tendered ADSs representing Shares that are accepted in the Offer) between the maximum withholding rate and the reduced withholding rate pursuant to the applicable treaty BASED ON YOUR TIMELY SUBMISSION OF APPROPRIATE DOCUMENTATION TO THE ADS TENDER AGENT, INCLUDING THE INFORMATION BELOW AND YOUR VALID TAX RESIDENCY CERTIFICATE. Furthermore, if you provide the required W-8BEN, the ADS Tender Agent will not withhold U.S. backup withholding on payments made by it to you.

Please provide the following:

1	Your name (or the name of any designee that you have designated to receive the proceeds of your tendered ADSs):

2	Your address:

3	Your permanent account number:

4	Your email address:

5	Your telephone number:

6	Whether you are a company, firm or other type of entity or an individual:

7	The country in which you are a resident for tax purposes

8.	The number of ADSs being tendered

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DO NOT COMPLETE THIS FORM IF YOU ARE A UNITED STATES PERSON OR ENTITY

Form W-8BEN	Certificate of Foreign Status of Beneficial
(Rev. February 2006)	Owner for United States Tax Withholding	OMB No. 1545-1621
Department of the	„Section references are to the Internal Revenue Code.
Treasury Internal Revenue Service	„See separate instructions. „Give this form to the withholding agent or payer. Do not send to the IRS.

Do not use this form for:	Instead, use Form:

• A U.S. citizen or other U.S. person, including a resident alien individual	W-9

• A person claiming that income is effectively connected with the conduct of a trade or business in the United States	W-8ECI

• A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)	W-8ECI or W-8IMY

• A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization,

• foreign private foundation, or government of a U.S. possession that received effectively connected income or that

• is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)	W-8ECI or W-8EXP

Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.

• A person acting as an intermediary	W-8IMY

Note: See instructions for additional exceptions.

Part I: Identification of Beneficial Owner (See instructions.)

1	Name of individual or organization that is the beneficial owner

2	Country of incorporation or organization

3	Type of beneficial owner:	☐ Individual	☐ Corporation	☐ Disregarded entity

	☐ Partnership	☐ Simple trust	☐ Grantor trust	☐ Complex trust

	☐ Estate	☐ Government	☐ International organization	☐ Central bank of issue

	☐ Tax-exempt organization	☐ Private foundation

4	Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.

City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)

5	Mailing address (if different from above)

	City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)

6	U.S. taxpayer identification number, if required (see instructions)	☐ SSN or ITIN ☐ EIN

7	Foreign tax identifying number, if any (optional)

8	Reference number(s) (see instructions)

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Part II: Claim of Tax Treaty Benefits (if applicable)

9	I certify that (check all that apply):

a	☐	The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.

b	☐	If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).

c	☐	The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).

d	☐	The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).

e	☐	The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10	Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article of the treaty identified on line 9a above to claim a % rate of withholding on (specify type of income): .

Explain the reasons the beneficial owner meets the terms of the treaty article:

Part III: Notional Principal Contracts

11	☐	I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the Unites States. I agree to update this statement as required.

Part IV: Certification

Under penalties of perjury, I declare that I have examined the information on this form, and to the best of my knowledge and belief, it is true, correct, and complete. I further certify under penalties of perjury that:

1	I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,

2	The beneficial owner is not a U.S. person,

3	The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and

4	For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here „

Signature of beneficial owner	Date (MM-DD-YYYY)	Capacity in which acting
(or individual authorized to sign for beneficial owner)

For Paperwork Reduction Act Notice, see separate instructions.

Cat. No. 25047Z	Form W-8BEN (Rev. 2-2006)

{Printed on Recycled Paper}

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Instructions for Form W-8BEN (Rev. February 2006) Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding	Department of the Treasury Internal Revenue Service

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

For definitions of terms used throughout these instructions, see Definitions on pages 16 and 17.

Purpose of form. Foreign persons are subject to U.S. tax at a 30% rate on income they receive from U.S. sources that consists of:

•	Interest (including certain original issue discount (OID));

•	Dividends;

•	Rents;

•	Royalties;

•	Premiums;

•	Annuities;

•	Compensation for, or in expectation of, services performed;

•	Substitute payments in a securities lending transaction; or

•	Other fixed or determinable annual or periodical gains, profits, or income.

This tax is imposed on the gross amount paid and is generally collected by withholding under section 1441 or 1442 on that amount. A payment is considered to have been made whether it is made directly to the beneficial owner or to another person, such as an intermediary, agent, or partnership, for the benefit of the beneficial owner.

In addition, section 1446 requires a partnership conducting a trade or business in the United States to withhold tax on a foreign partner’s distributive share of the partnership’s effectively connected taxable income. Generally, a foreign person that is a partner in a partnership that submits a Form W-8 for purposes of section 1441 or 1442 will satisfy the documentation requirements under section 1446 as well. However, in some cases the documentation requirements of sections 1441 and 1442 do not match the documentation requirements of section 1446. See Regulations sections 1.1446-1 through 1.1446-6. Further, the owner of a disregarded entity, rather than the disregarded entity itself, shall submit the appropriate Form W-8 for purposes of section 1446.

If you receive certain types of income, you must provide Form W-8BEN to:

•	Establish that you are not a U.S. person;

•	Claim that you are the beneficial owner of the income for which Form W-8BEN is being provided or a partner in a partnership subject to section 1446; and

•	If applicable, claim a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the United States has an income tax treaty.

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You may also be required to submit Form W-8BEN to claim an exception from domestic information reporting and backup withholding for certain types of income that are not subject to foreign-person withholding. Such income includes:

•	Broker proceeds.

•	Short-term (183 days or less) original issue discount (OID).

•	Bank deposit interest.

•	Foreign source interest, dividends, rents, or royalties.

•	Proceeds from a wager placed by a nonresident alien individual in the games of blackjack, baccarat, craps, roulette, or big-6 wheel.

You may also use Form W-8BEN to certify that income from a notional principal contract is not effectively connected with the conduct of a trade or business in the United States.

A withholding agent or payer of the income may rely on a properly completed Form W-8BEN to treat a payment associated with the Form W-8BEN as a payment to a foreign person who beneficially owns the amounts paid. If applicable, the withholding agent may rely on the Form W-8BEN to apply a reduced rate of withholding at source.

Provide Form W-8BEN to the withholding agent or payer before income is paid or credited to you. Failure to provide a Form W-8BEN when requested may lead to withholding at a 30% rate (foreign-person withholding) or the backup withholding rate.

Additional information. For additional information and instructions for the withholding agent, see the Instructions for the Requester of Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY.

Who must file. You must give Form W-8BEN to the withholding agent or payer if you are a foreign person and you are the beneficial owner of an amount subject to withholding. Submit Form W-8BEN when requested by the withholding agent or payer whether or not you are claiming a reduced rate of, or exemption from, withholding.

Do not use Form W-8BEN if:

•

You are a U.S. citizen (even if you reside outside the United States) or other U.S. person (including a resident alien individual). Instead, use Form W-9, Request for Taxpayer Identification Number and Certification.

•	You are a disregarded entity with a single owner that is a U.S. person and you are not a hybrid entity claiming treaty benefits. Instead, provide Form W-9.

•

You are a nonresident alien individual who claims exemption from withholding on compensation for independent or dependent personal services performed in the United States. Instead, provide Form 8233, Exemption from Withholding on Compensation for Independent (and Certain Dependent) Personal Services of a Nonresident Alien Individual, or Form W-4, Employee’s Withholding Allowance Certificate.

•

You are receiving income that is effectively connected with the conduct of a trade or business in the United States, unless it is allocable to you through a partnership. Instead, provide Form W-8ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States. If any of the income for which you have provided a Form

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W-8BEN becomes effectively connected, this is a change in circumstances and Form W-8BEN is no longer valid. You must file Form W-8ECI. See Change in circumstances on this page.

•

You are filing for a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming the applicability of section 115(2), 501(c), 892, 895, or 1443(b). Instead, provide Form W-8EXP, Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding. However, you should use Form W-8BEN if you are claiming treaty benefits or are providing the form only to claim you are a foreign person exempt from backup withholding. You should use Form W-8ECI if you received effectively connected income (for example, income from commercial activities).

•

You are a foreign flow-through entity, other than a hybrid entity, claiming treaty benefits. Instead, provide Form W-8IMY, Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding. However, if you are a partner, beneficiary, or owner of a flow-through entity and you are not yourself a flow-through entity, you may be required to furnish a Form W-8BEN to the flow-through entity.

•	You are a disregarded entity for purposes of section 1446. Instead, the owner of the entity must submit the form.

•	You are a reverse hybrid entity transmitting beneficial owner documentation provided by your interest holders to claim treaty benefits on their behalf. Instead, provide Form W-8IMY.

•

You are a withholding foreign partnership or a withholding foreign trust within the meaning of sections 1441 and 1442 and the accompanying regulations. A withholding foreign partnership or a withholding foreign trust is a foreign partnership or trust that has entered into a withholding agreement with the IRS under which it agrees to assume primary withholding responsibility for each partner’s, beneficiary’s, or owner’s distributive share of income subject to withholding that is paid to the partnership or trust. Instead, provide Form W-8IMY.

•	You are acting as an intermediary (that is, acting not for your own account, but for the account of others as an agent, nominee, or custodian). Instead, provide Form W-8IMY.

•	You are a foreign partnership or foreign grantor trust for purposes of section 1446. Instead, provide Form W-8IMY and accompanying documentation. See Regulations sections 1.1446-1 through 1.1446-6.

Giving Form W-8BEN to the withholding agent. Do not send Form W-8BEN to the IRS. Instead, give it to the person who is requesting it from you. Generally, this will be the person from whom you receive the payment, who credits your account, or a partnership that allocates income to you. Give Form W-8BEN to the person requesting it before the payment is made to you, credited to your account or allocated. If you do not provide this form, the withholding agent may have to withhold at the 30% rate, backup withholding rate, or the rate applicable under section 1446. If you receive more than one type of income from a single withholding agent for which you claim different benefits, the withholding agent may, at its option, require you to submit a Form W-8BEN for each different type of income. Generally, a separate Form W-8BEN must be given to each withholding agent.

Note. If you own the income or account jointly with one or more other persons, the income or account will be treated by the withholding agent as owned by a foreign person if Forms W-8BEN are provided by all of the owners. If the withholding agent receives a Form W-9 from any of the joint owners, the payment must be treated as made to a U.S. person.

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Change in circumstances. If a change in circumstances makes any information on the Form W-8BEN you have submitted incorrect, you must notify the withholding agent or payer within 30 days of the change in circumstances and you must file a new Form W-8BEN or other appropriate form.

If you use Form W-8BEN to certify that you are a foreign person, a change of address to an address in the United States is a change in circumstances. Generally, a change of address within the same foreign country or to another foreign country is not a change in circumstances. However, if you use Form W-8BEN to claim treaty benefits, a move to the United States or outside the country where you have been claiming treaty benefits is a change in circumstances. In that case, you must notify the withholding agent or payer within 30 days of the move.

If you become a U.S. citizen or resident alien after you submit Form W-8BEN, you are no longer subject to the 30% withholding rate or the withholding tax on a foreign partner’s share of effectively connected income. You must notify the withholding agent or payer within 30 days of becoming a U.S. citizen or resident alien. You may be required to provide a Form W-9. For more information, see Form W-9 and instructions.

Expiration of Form W-8BEN. Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. For example, a Form W-8BEN signed on September 30, 2005, remains valid through December 31, 2008. A Form W-8BEN furnished with a U.S. TIN will remain in effect until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the Form W-8BEN. See the instructions for line 6 beginning on page 17 for circumstances under which you must provide a U.S. TIN.

Definitions

Beneficial owner. For payments other than those for which a reduced rate of withholding is claimed under an income tax treaty, the beneficial owner of income is generally the person who is required under U.S. tax principles to include the income in gross income on a tax return. A person is not a beneficial owner of income, however, to the extent that person is receiving the income as a nominee, agent, or custodian, or to the extent the person is a conduit whose participation in a transaction is disregarded. In the case of amounts paid that do not constitute income, beneficial ownership is determined as if the payment were income.

Foreign partnerships, foreign simple trusts, and foreign grantor trusts are not the beneficial owners of income paid to the partnership or trust. The beneficial owners of income paid to a foreign partnership are generally the partners in the partnership, provided that the partner is not itself a partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of income paid to a foreign simple trust (that is, a foreign trust that is described in section 651(a)) are generally the beneficiaries of the trust, if the beneficiary is not a foreign partnership, foreign simple or grantor trust, nominee or other agent. The beneficial owners of a foreign grantor trust (that is, a foreign trust to the extent that all or a portion of the income of the trust is treated as owned by the grantor or another person under sections 671 through 679) are the persons treated as the owners of the trust. The beneficial owners of income paid to a foreign complex trust (that is, a foreign trust that is not a foreign simple trust or foreign grantor trust) is the trust itself.

For purposes of section 1446, the same beneficial owner rules apply, except that under section 1446 a foreign simple trust rather than the beneficiary provides the form to the partnership.

The beneficial owner of income paid to a foreign estate is the estate itself.

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Note. A payment to a U.S. partnership, U.S. trust, or U.S. estate is treated as a payment to a U.S. payee that is not subject to 30% withholding. A U.S. partnership, trust, or estate should provide the withholding agent with a Form W-9. For purposes of section 1446, a U.S. grantor trust or disregarded entity shall not provide the withholding agent a Form W-9 in its own right. Rather, the grantor or other owner shall provide the withholding agent the appropriate form.

Foreign person. A foreign person includes a nonresident alien individual, a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, and any other person that is not a U.S. person. It also includes a foreign branch or office of a U.S. financial institution or U.S. clearing organization if the foreign branch is a qualified intermediary. Generally, a payment to a U.S. branch of a foreign person is a payment to a foreign person.

Nonresident alien individual. Any individual who is not a citizen or resident alien of the United States is a nonresident alien individual. An alien individual meeting either the “green card test” or the “substantial presence test” for the calendar year is a resident alien. Any person not meeting either test is a nonresident alien individual. Additionally, an alien individual who is a resident of a foreign country under the residence article of an income tax treaty, or an alien individual who is a bona fide resident of Puerto Rico, Guam, the Commonwealth of the Northern Mariana Islands, the U.S. Virgin Islands, or American Samoa is a nonresident alien individual. See Pub. 519, U.S. Tax Guide for Aliens, for more information on resident and nonresident alien status.

Even though a nonresident alien individual married to a U.S. citizen or resident alien may choose to be treated as a resident alien for certain purposes (for example, filing a joint income tax return), such individual is still treated as a nonresident alien for withholding tax purposes on all income except wages.

Flow-through entity. A flow-through entity is a foreign partnership (other than a withholding foreign partnership), a foreign simple or foreign grantor trust (other than a withholding foreign trust), or, for payments for which a reduced rate of withholding is claimed under an income tax treaty, any entity to the extent the entity is considered to be fiscally transparent (see below) with respect to the payment by an interest holder’s jurisdiction.

For purposes of section 1446, a foreign partnership or foreign grantor trust must submit Form W-8IMY to establish the partnership or grantor trust as a look through entity. The Form W-8IMY may be accompanied by this form or another version of Form W-8 or Form W-9 to establish the foreign or domestic status of a partner or grantor or other owner. See Regulations section 1.1446-1.

Hybrid entity. A hybrid entity is any person (other than an individual) that is treated as fiscally transparent (see below) in the United States but is not treated as fiscally transparent by a country with which the United States has an income tax treaty. Hybrid entity status is relevant for claiming treaty benefits. See the instructions for line 9c on page 18.

Reverse hybrid entity. A reverse hybrid entity is any person (other than an individual) that is not fiscally transparent under U.S. tax law principles but that is fiscally transparent under the laws of a jurisdiction with which the United States has an income tax treaty. See the instructions for line 9c on page 18.

Fiscally transparent entity. An entity is treated as fiscally transparent with respect to an item of income for which treaty benefits are claimed to the extent that the interest holders in the entity must, on a current basis, take into account separately their shares of an item of income paid to the entity, whether or not distributed, and must determine the character of the items of income as if they were realized directly from the sources from which realized by the entity. For example, partnerships, common trust funds, and simple trusts or grantor trusts are

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generally considered to be fiscally transparent with respect to items of income received by them.

Disregarded entity. A business entity that has a single owner and is not a corporation under Regulations section 301.7701-2(b) is disregarded as an entity separate from its owner.

A disregarded entity shall not submit this form to a partnership for purposes of section 1446. Instead, the owner of such entity shall provide appropriate documentation. See Regulations section 1.1446-1.

Amounts subject to withholding. Generally, an amount subject to withholding is an amount from sources within the United States that is fixed or determinable annual or periodical (FDAP) income. FDAP income is all income included in gross income, including interest (as well as OID), dividends, rents, royalties, and compensation. FDAP income does not include most gains from the sale of property (including market discount and option premiums).

For purposes of section 1446, the amount subject to withholding is the foreign partner’s share of the partnership’s effectively connected taxable income.

Withholding agent. Any person, U.S. or foreign, that has control, receipt, or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding is a withholding agent. The withholding agent may be an individual, corporation, partnership, trust, association, or any other entity, including (but not limited to) any foreign intermediary, foreign partnership, and U.S. branches of certain foreign banks and insurance companies. Generally, the person who pays (or causes to be paid) the amount subject to withholding to the foreign person (or to its agent) must withhold.

For purposes of section 1446, the withholding agent is the partnership conducting the trade or business in the United States. For a publicly traded partnership, the withholding agent may be the partnership, a nominee holding an interest on behalf of a foreign person, or both. See Regulations sections 1.1446-1 through 1.1446-6.

Specific Instructions

A hybrid entity should give Form W-8BEN to a withholding agent only for income for which it is claiming a reduced rate of withholding under an income tax treaty. A reverse hybrid entity should give Form W-8BEN to a withholding agent only for income for which no treaty benefit is being claimed.

Part I

Line 1. Enter your name. If you are a disregarded entity with a single owner who is a foreign person and you are not claiming treaty benefits as a hybrid entity, this form should be completed and signed by your foreign single owner. If the account to which a payment is made or credited is in the name of the disregarded entity, the foreign single owner should inform the withholding agent of this fact. This may be done by including the name and account number of the disregarded entity on line 8 (reference number) of the form. However, if you are a disregarded entity that is claiming treaty benefits as a hybrid entity, this form should be completed and signed by you.

Line 2. If you are a corporation, enter the country of incorporation. If you are another type of entity, enter the country under whose laws you are created, organized, or governed. If you are an individual, enter N/A (for “not applicable”).

Line 3. Check the one box that applies. By checking a box, you are representing that you qualify for this classification. You must check the box that represents your classification (for example, corporation, partnership,

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trust, estate, etc.) under U.S. tax principles. Do not check the box that describes your status under the law of the treaty country. If you are a partnership or disregarded entity receiving a payment for which treaty benefits are being claimed, you must check the “Partnership” or “Disregarded entity” box. If you are a sole proprietor, check the “Individual” box, not the “Disregarded entity” box.

Only entities that are tax-exempt under section 501 should check the “Tax-exempt organization” box. Such organizations should use Form W-8BEN only if they are claiming a reduced rate of withholding under an income tax treaty or some code exception other than section 501. Use Form W-8EXP if you are claiming an exemption from withholding under section 501.

Line 4. Your permanent residence address is the address in the country where you claim to be a resident for purposes of that country’s income tax. If you are giving Form W-8BEN to claim a reduced rate of withholding under an income tax treaty, you must determine your residency in the manner required by the treaty. Do not show the address of a financial institution, a post office box, or an address used solely for mailing purposes. If you are an individual who does not have a tax residence in any country, your permanent residence is where you normally reside. If you are not an individual and you do not have a tax residence in any country, the permanent residence address is where you maintain your principal office.

Line 5. Enter your mailing address only if it is different from the address you show on line 4.

Line 6. If you are an individual, you are generally required to enter your social security number (SSN). To apply for an SSN, get Form SS-5 from a Social Security Administration (SSA) office or, if in the United States, you may call the SSA at 1-800-772-1213. Fill in Form SS-5 and return it to the SSA.

If you do not have an SSN and are not eligible to get one, you must get an individual taxpayer identification number (ITIN). To apply for an ITIN, file Form W-7 with the IRS. It usually takes 4-6 weeks to get an ITIN.

An ITIN is for tax use only. It does not entitle you to social security benefits or change your employment or immigration status under U.S. law.

If you are not an individual or you are an individual who is an employer or you are engaged in a U.S. trade or business as a sole proprietor, you must enter an employer identification number (EIN). If you do not have an EIN, you should apply for one on Form SS- 4, Application for Employer Identification Number. If you are a disregarded entity claiming treaty benefits as a hybrid entity, enter your EIN.

A partner in a partnership conducting a trade or business in the United States will likely be allocated effectively connected taxable income. The partner is required to file a U.S. federal income tax return and must have a U.S. taxpayer identification number (TIN).

You must provide a U.S. TIN if you are:

•	Claiming an exemption from withholding under section 871(f) for certain annuities received under qualified plans,

•	A foreign grantor trust with 5 or fewer grantors,

•	Claiming benefits under an income tax treaty, or

•	Submitting the form to a partnership that conducts a trade or business in the United States.

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However, a U.S. TIN is not required to be shown in order to claim treaty benefits on the following items of income:

•	Dividends and interest from stocks and debt obligations that are actively traded;

•	Dividends from any redeemable security issued by an investment company registered under the Investment Company Act of 1940 (mutual fund);

•

Dividends, interest, or royalties from units of beneficial interest in a unit investment trust that are (or were upon issuance) publicly offered and are registered with the SEC under the Securities Act of 1933; and

•	Income related to loans of any of the above securities.

You may want to obtain and provide a U.S. TIN on Form W-8BEN even though it is not required. A Form W-8BEN containing a U.S. TIN remains valid for as long as your status and the information relevant to the certifications you make on the form remain unchanged provided at least one payment is reported to you annually on Form 1042-S.

Line 7. If your country of residence for tax purposes has issued you a tax identifying number, enter it here. For example, if you are a resident of Canada, enter your Social Insurance Number.

Line 8. This line may be used by the filer of Form W-8BEN or by the withholding agent to whom it is provided to include any referencing information that is useful to the withholding agent in carrying out its obligations. For example, withholding agents who are required to associate the Form W-8BEN with a particular Form W-8IMY may want to use line 8 for a referencing number or code that will make the association clear. A beneficial owner may use line 8 to include the number of the account for which he or she is providing the form. A foreign single owner of a disregarded entity may use line 8 to inform the withholding agent that the account to which a payment is made or credited is in the name of the disregarded entity (see instructions for line 1 on page 17).

Part II

Line 9a. Enter the country where you claim to be a resident for income tax treaty purposes. For treaty purposes, a person is a resident of a treaty country if the person is a resident of that country under the terms of the treaty.

Line 9b. If you are claiming benefits under an income tax treaty, you must have a U.S. TIN unless one of the exceptions listed in the line 6 instructions above applies.

Line 9c. An entity (but not an individual) that is claiming a reduced rate of withholding under an income tax treaty must represent that it:

•	Derives the item of income for which the treaty benefit is claimed, and

•	Meets the limitation on benefits provisions contained in the treaty, if any.

An item of income may be derived by either the entity receiving the item of income or by the interest holders in the entity or, in certain circumstances, both. An item of income paid to an entity is considered to be derived by the entity only if the entity is not fiscally transparent under the laws of the entity’s jurisdiction with

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respect to the item of income. An item of income paid to an entity shall be considered to be derived by the interest holder in the entity only if:

•	The interest holder is not fiscally transparent in its jurisdiction with respect to the item of income, and

•

The entity is considered to be fiscally transparent under the laws of the interest holder’s jurisdiction with respect to the item of income. An item of income paid directly to a type of entity specifically identified in a treaty as a resident of a treaty jurisdiction is treated as derived by a resident of that treaty jurisdiction.

If an entity is claiming treaty benefits on its own behalf, it should complete Form W-8BEN. If an interest holder in an entity that is considered fiscally transparent in the interest holder’s jurisdiction is claiming a treaty benefit, the interest holder should complete Form W-8BEN on its own behalf and the fiscally transparent entity should associate the interest holder’s Form W-8BEN with a Form W-8IMY completed by the entity.

An income tax treaty may not apply to reduce the amount of any tax on an item of income received by an entity that is treated as a domestic corporation for U.S. tax purposes. Therefore, neither the domestic corporation nor its shareholders are entitled to the benefits of a reduction of U.S. income tax on an item of income received from U.S. sources by the corporation.

To determine whether an entity meets the limitation on benefits provisions of a treaty, you must consult the specific provisions or articles under the treaties. Income tax treaties are available on the IRS website at www.irs.gov.

If you are an entity that derives the income as a resident of a treaty country, you may check this box if the applicable income tax treaty does not contain a “limitation on benefits” provision.

Line 9d. If you are a foreign corporation claiming treaty benefits under an income tax treaty that entered into force before January 1, 1987 (and has not been renegotiated) on (a) U.S. source dividends paid to you by another foreign corporation or (b) U.S. source interest paid to you by a U.S. trade or business of another foreign corporation, you must generally be a “qualified resident” of a treaty country. See section 884 for the definition of interest paid by a U.S. trade or business of a foreign corporation (“branch interest”) and other applicable rules.

In general, a foreign corporation is a qualified resident of a country if any of the following apply.

•	It meets a 50% ownership and base erosion test.

•	It is primarily and regularly traded on an established securities market in its country of residence or the United States.

•	It carries on an active trade or business in its country of residence.

•	It gets a ruling from the IRS that it is a qualified resident.

See Regulations section 1.884-5 for the requirements that must be met to satisfy each of these tests.

If you are claiming treaty benefits under an income tax treaty entered into force after December 31, 1986, do not check box 9d. Instead, check box 9c.

Line 9e. Check this box if you are related to the withholding agent within the meaning of section 267(b) or 707(b) and the aggregate amount subject to withholding received during the calendar year will exceed $500,000. Additionally, you must file Form 8833, Treaty-Based Return Position Disclosure Under Section 6114 or 7701(b).

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Line 10

Line 10 must be used only if you are claiming treaty benefits that require that you meet conditions not covered by the representations you make in lines 9a through 9e. However, this line should always be completed by foreign students and researchers claiming treaty benefits. See Scholarship and fellowship grants below for more information.

The following are additional examples of persons who should complete this line.

•	Exempt organizations claiming treaty benefits under the exempt organization articles of the treaties with Canada, Mexico, Germany, and the Netherlands.

•	Foreign corporations that are claiming a preferential rate applicable to dividends based on ownership of a specific percentage of stock.

•	Persons claiming treaty benefits on royalties if the treaty contains different withholding rates for different types of royalties.

This line is generally not applicable to claiming treaty benefits under an interest or dividends (other than dividends subject to a preferential rate based on ownership) article of a treaty.

Nonresident alien who becomes a resident alien.

Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes. The individual must use Form W-9 to claim the tax treaty benefit. See the instructions for Form W-9 for more information. Also see Nonresident alien student or researcher who becomes a resident alien later for an example.

Scholarship and fellowship grants. A nonresident alien student (including a trainee or business apprentice) or researcher who receives noncompensatory scholarship or fellowship income may use Form W-8BEN to claim benefits under a tax treaty that apply to reduce or eliminate U.S. tax on such income. No Form W-8BEN is required unless a treaty benefit is being claimed. A nonresident alien student or researcher who receives compensatory scholarship or fellowship income must use Form 8233 to claim any benefits of a tax treaty that apply to that income. The student or researcher must use Form W-4 for any part of such income for which he or she is not claiming a tax treaty withholding exemption. Do not use Form W-8BEN for compensatory scholarship or fellowship income. See Compensation for Dependent Personal Services in the Instructions for Form 8233.

if you are a nonresident alien individual who received noncompensatory scholarship or fellowship income and personal services income (including compensatory scholarship or fellowship income) from the same withholding agent, you may use Form 8233 to claim a tax treaty withholding exemption for part or all of both types of income.

Completing lines 4 and 9a. Most tax treaties that contain an article exempting scholarship or fellowship grant income from taxation require that the recipient be a resident of the other treaty country at the time of, or immediately prior to, entry into the United States. Thus, a student or researcher may claim the exemption even if he or she no longer has a permanent address in the other treaty country after entry into the United States. If this is the case, you may provide a U.S. address on line 4 and still be eligible for the exemption if all other conditions required by the tax treaty are met. You must also identify on line 9a the tax treaty country of which you were a resident at the time of, or immediately prior to, your entry into the United States.

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Completing line 10. You must complete line 10 if you are a student or researcher claiming an exemption from taxation on your scholarship or fellowship grant income under a tax treaty.

Nonresident alien student or researcher who becomes a resident alien. You must use Form W-9 to claim an exception to a saving clause. See Nonresident alien who becomes a resident alien on the prior page for a general explanation of saving clauses and exceptions to them.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would complete Form W-9.

Part III

If you check this box, you must provide the withholding agent with the required statement for income from a notional principal contract that is to be treated as income not effectively connected with the conduct of a trade or business in the United States. You should update this statement as often as necessary. A new Form W-8BEN is not required for each update provided the form otherwise remains valid.

Part IV

Form W-8BEN must be signed and dated by the beneficial owner of the income, or, if the beneficial owner is not an individual, by an authorized representative or officer of the beneficial owner. If Form W-8BEN is completed by an agent acting under a duly authorized power of attorney, the form must be accompanied by the power of attorney in proper form or a copy thereof specifically authorizing the agent to represent the principal in making, executing, and presenting the form. Form 2848, Power of Attorney and Declaration of Representative, may be used for this purpose. The agent, as well as the beneficial owner, may incur liability for the penalties provided for an erroneous, false, or fraudulent form.

Broker transactions or barter exchanges. Income from transactions with a broker or a barter exchange is subject to reporting rules and backup withholding unless Form W-8BEN or a substitute form is filed to notify the broker or barter exchange that you are an exempt foreign person.

You are an exempt foreign person for a calendar year in which:

•	You are a nonresident alien individual or a foreign corporation, partnership, estate, or trust;

•	You are an individual who has not been, and does not plan to be, present in the United States for a total of 183 days or more during the calendar year; and

•	You are neither engaged, nor plan to be engaged during the year, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

Paperwork Reduction Act Notice. We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to provide the information. We need it to ensure that you are complying with these laws and to allow us to figure and collect the right amount of tax.

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You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

The time needed to complete and file this form will vary depending on individual circumstances. The estimated average time is: Recordkeeping, 5 hr., 58 min.; Learning about the law or the form, 3 hr., 46 min.; Preparing and sending the form to IRS, 4 hr., 2 min.

If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can email us at *taxforms@irs.gov. Please put “Forms Comment” on the subject line. Or you can write to Internal Revenue Service, Tax Products Coordinating Committee, SE:W:CAR:MP:T:T:SP, 1111 Constitution Ave. NW, IR-6406, Washington, DC 20224. Do not send Form W-8BEN to this office. Instead, give it to your withholding agent.